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FOR IMMEDIATE RELEASE                                  TRADED:NASDAQ
LARGO, FLORIDA                                         SYMBOL:SBUFC




    STACEY'S BUFFET ANNOUNCES EFFECTIVE DATE OF REVERSE SPLIT



     Largo, Florida, July 16, 1996 -- Stacey's Buffet, Inc. announced today that the one-for-five reverse split approved by its shareholders will become effective with the opening of trading on Wednesday, July 17, 1996 under the symbol SBUCD.

     Stacey's Buffet, Inc. currently operates 27 family-style restaurants in

Florida, New York, New Jersey, Maryland and Pennsylvania and licenses seven additional stores in the State of Florida.

     For additional information contact:

                          Maureen Jack
                      Stacey's Buffet, Inc.
                     813-581-4492, ext. #12